Exhibit 99

Yadkin Valley Financial Announces Fourth Quarter and Full Year 2008 Earnings Conference Call

ELKIN, NC – February 9, 2009 - Yadkin Valley Financial Corporation (NASDAQ: YAVY) today announced that it will report its fourth quarter and full year 2008 financial results on Friday, February 13, 2009 before the market opens. Management will host a conference call at 11:00 a.m. EST that same day to discuss the results.

Webcast:

http://investor.shareholder.com/media/eventdetail.cfm?mediaid=35521&c=YAVY&mediakey=AEF65777FEB6DAF4428
EFC8BD7771FE4&e=0 (Due to its length, this URL may need to be copied/pasted into your Internet browser’s address field. Remove extra spaces if one exists.)

Dial-in: 877-545-1490

About Yadkin Valley Financial Corporation

Yadkin Valley Financial Corporation is the holding company for Yadkin Valley Bank and Trust Company, a full service community bank providing services in 29 branches throughout its four regions in North Carolina. The Yadkin Valley Bank region serves Ashe, Forsyth, Surry, Wilkes, and Yadkin Counties.  The Piedmont Bank region serves Iredell and Mecklenburg Counties. The High Country Bank region serves Avery and Watauga Counties. The Cardinal State Bank region serves Durham, Orange, and Granville Counties. The Bank provides mortgage lending services through its subsidiary, Sidus Financial, LLC, headquartered in Greenville, North Carolina and operates a loan production office in Wilmington, NC. Securities brokerage services are provided by Main Street Investment Services, Inc., a Bank subsidiary with four offices located in the branch network. Yadkin Valley Financial Corporation website is www.yadkinvalleybank.com.  Yadkin Valley shares are traded on NASDAQ under the symbol YAVY.

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For additional information contact:

William A. Long

President and CEO

Edwin E. Laws

CFO

(336) 526-6312

Megan Malanga

Nvestcom Investor Relations

(954) 781-4393

megan.malanga@nvestcom.com